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                                                                       Exhibit 9


                 [DIETRICH, REYNOLDS & KOOGLER, LLP LETTERHEAD]




February 12, 1999


Nationwide Separate Account Trust
Three Nationwide Plaza, 26th Floor
Columbus, Ohio   43215

Re:      Nationwide Separate Account Trust
         Post-Effective Amendment No. 27
         SEC File Nos. 2-73024, 811-3213

Ladies and Gentlemen:

In connection with the filing of Post-Effective Amendment No. 27 to the Registration Statement for Nationwide Separate Account Trust (the "Amendment"), it is our opinion that, upon the effectiveness of the Amendment, the indefinite number of units of beneficial interest of each class of shares of the funds listed below, when issued for the consideration described in the Amendment, will be legally issued, fully paid and nonassessable.

Series Name
-----------

Total Return Fund
Capital Appreciation Fund
Government Bond Fund
Money Market Fund
Nationwide Small Company Fund
Nationwide Income Fund
Nationwide Strategic Growth Fund
Nationwide Strategic Value Fund
Nationwide Equity Income Fund
Nationwide High Income Bond Fund


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Nationwide Separate Account Trust
February 12, 1999
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Nationwide Balanced Fund
Nationwide Multi Sector Bond Fund
Nationwide Small Cap Value Fund
Nationwide Global Equity Fund
Nationwide Select Advisers Mid Cap Fund
Nationwide Select Advisers Small Cap Growth Fund

We hereby consent to the filing of this opinion as an exhibit to the Amendment.

Very truly yours,


/s/ Dietrich, Reynolds & Koogler, LLP
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DIETRICH, REYNOLDS & KOOGLER, LLP